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Exhibit 5.1

RICHARDS, LAYTON & FINGER
A PROFESSIONAL ASSOCIATION
ONE RODNEY SQUARE
920 NORTH KING STREET
WILMINGTON, DELAWARE 19801
(302) 651-7700
Fax: (302) 651-7701
WWW.RLF.COM

March 27, 2007

KKR Financial Holdings LLC
555 California Street, 50th Floor
San Francisco, California 94104

  Re:
  KKR Financial Holdings LLC

Ladies and Gentlemen:

        We have acted as special Delaware counsel for KKR Financial Holdings LLC, a Delaware limited liability company (the "LLC"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

        For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

        (a)    The Certificate of Formation of the LLC, dated January 17, 2007 (the "LLC Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on January 17, 2007;

        (b)    The Operating Agreement of the LLC, dated as of January 17, 2007 (the "Original LLC Agreement"), entered into by KKR Financial Corp., as the sole member of the LLC (the "Initial Member");

        (c)    The Directors' Consent to Action in Lieu of an Organizational Meeting of the LLC, dated as of January 17, 2007;

        (d)    The Directors' Consent to Action in Lieu of an Organizational Meeting of the LLC, dated as of February 2, 2007;

        (e)    The Written Consent of the Sole Member of the LLC, dated as of January 17, 2007;

        (f)    An Incumbency Certificate of the LLC, dated as of the date hereof, executed by the Secretary of the LLC;

        (g)    The Agreement and Plan of Merger, dated as of February 9, 2007 (the "Merger Agreement"), among the Initial Member, the LLC, and KKR Financial Merger Corp. ("Merger Corp."), relating to the merger of Merger Corp. into the Initial Member (the "Merger") and in connection therewith the conversion of each share of common stock, par value $.01 per share, of the Initial Member (each, a "Corporation Share") into the right to receive one Share representing a limited liability company interest in the LLC (each, a "Common Share" and collectively, the "Common Shares");

        (h)    Amendment No. 2 to the Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on March 27, 2007, including a related preliminary prospectus (the "Prospectus"), relating to the Common Shares (the "Registration Statement");

        (i)    A form of Amended and Restated Operating Agreement for the LLC (the "LLC Agreement"), to be entered into among KKR Financial Advisors LLC, as Manager, the Initial Member, and the other Persons who become members in the LLC; and

        (j)    A Certificate of Good Standing for the LLC, dated March 14, 2007, obtained from the Secretary of State.

        Capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.

        For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (j) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

        With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

        For purposes of this opinion, we have assumed (i) that the Original LLC Agreement and the LLC Certificate are in full force and effect and have not have been amended as of the date hereof, and that the Merger Agreement and the LLC Agreement will be in full force and effect and will not have been amended as of the date on which the Merger is effective under applicable law and the Common Shares are issued by the LLC pursuant to the Merger, (ii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents examined by us (other than the LLC) has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us (other than the LLC) has (or, with respect to the LLC Agreement, will have as of the date on which the Merger is effective under applicable law and the Common Shares are issued by the LLC pursuant to the Merger) duly authorized, executed and delivered such documents, (vi) that the Merger Agreement constitutes a legal, valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms, (vii) that the Merger is accomplished in accordance with, and in satisfaction of, the terms and conditions of the Merger Agreement, (viii) that each Person to whom a Common Share is to be issued by the LLC in the Merger (each, a "Common Share Holder" and collectively, the "Common Share Holders") will surrender the certificate evidencing the Corporation Share that is to be converted into such Common Share in the Merger and will receive a Certificate for such Common Share, in accordance with the Merger Agreement, the LLC Agreement and the Registration Statement, (ix) that the books and records of the LLC will set forth all information required by the LLC Agreement and the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the "LLC Act"), including all information with respect to the Common Share Holders and their contributions to the LLC, (x) that the Common Shares are issued to the Common Share Holders in accordance with the Merger Agreement, the LLC Agreement and the Registration Statement, and (xi) that the Common Share Holders will fulfill all of their obligations set forth in the LLC Agreement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents, other than this opinion.

        This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

        Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1.    The LLC has been duly formed and is validly existing in good standing as a limited liability company under the LLC Act.

        2.    The Common Shares to be issued in the Merger have been duly authorized and will be validly issued, fully paid and nonassessable limited liability company interests in the LLC. We note, however, that a Common Share Holder may be obligated to repay any funds wrongfully distributed to it by the LLC.

        We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ RICHARDS, LAYTON & FINGER, P.A.

MVP

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  Exhibit 5.1